Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of November 1, 2026 (this “Agreement”), is entered into by and among Skyline Builders Group Holding Limited, a Cayman Islands exempted company with limited liability (“SKBL”), and Cove Kaz Capital Group LLC, a Delaware limited liability company (“Cove Kaz”). Each of the foregoing are collectively referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined in this Agreement shall have the respective meanings given to them in the Transaction Agreement (as defined below).

RECITALS

WHEREAS, Cove Kaz, SKBL, SKBL Merger Sub Inc., a Cayman Islands exempted company with limited liability, and Kaz Resources, LLC, a Delaware limited liability company (“KRLLC”), entered into that certain Transaction Agreement, dated as of April 30, 2026 (the “Transaction Agreement”);

WHEREAS, Section 9.1(a) of the Transaction Agreement provides that the Transaction Agreement may be terminated by the mutual written consent of SKBL and Cove Kaz; and

WHEREAS, SKBL and Cove Kaz have determined that they desire to terminate the Transaction Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

Section 1. Termination of Transaction Agreement. SKBL and Cove Kaz hereby mutually agree in accordance with Section 9.1(a) of the Transaction Agreement that, immediately upon execution of this Agreement, the Transaction Agreement is terminated and shall be of no further force or effect, in each case other than Section 8.5(b) (Confidentiality), Article XII (Miscellaneous) and any corresponding definitions set forth in Article I thereof, which shall survive in accordance with such section, in each case subject to the releases contained herein. All Liability under the Transaction Agreement on the part of any party thereto or any of their respective Representatives shall cease.

Section 2. Mutual Releases; Covenants Not to Sue.

(a) SKBL, for and on behalf of itself and the SKBL Related Parties (as defined below), does hereby unequivocally release and discharge, Cove Kaz and any of its former and current Affiliates (including the Kaz Companies and KRLLC) and its and their respective trustees, directors, officers, employees, agents, members, managers, general and limited partners, assignees, equity holders, controlling persons, successors, successors-in-interest, financial and other advisors, attorneys, representatives, accountants and insurers (collectively, the “Kaz Related Parties”), from any and all past, present, direct, indirect, individual, class, representative and derivative liabilities, actions, potential actions, causes of action, rights, losses, obligations, duties, costs, expenses, interest, penalties, sanctions, decrees, matters, cases, claims, suits, debts, dues, sums of money, attorneys’ fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal, state, local, foreign, regulatory, statutory, or common law or rule (including, without limitation, any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of the SKBL), known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Transaction Agreement and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”); (ii) any breach, non-performance, action or failure to act under the Transaction Documents; (iii) the proposed Transactions, including, without limitation, the events leading to the abandonment of the Transactions and the termination of, and the decision to terminate, the Transaction Agreement or any other Transaction Documents; (iv) any deliberations or negotiations in connection with the proposed Transactions; (v) the consideration proposed to be received by any Person in connection with the proposed Transactions; (vi) any pending or completed financings undertaken by SKBL in connection with the proposed Transactions and fees and expenses incurred by SKBL relating thereto; and (vii) any SEC filings, public filings, periodic reports, press releases, registration statements, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Transactions, including, without limitation, claims under any and all federal securities laws (including, without limitation, those within the exclusive jurisdiction of the federal courts) (collectively, the “SKBL Released Claims”); provided, however, that the release in this Section 2(a) shall not apply to any provision of the Transaction Agreement that survives termination pursuant to Section 9.2(a) of the Transaction Agreement, as amended by Section 1 of this Agreement.

(b) Cove Kaz, for and on behalf of itself and the Kaz Related Parties, does hereby unequivocally release and discharge, SKBL and any of its former and current Affiliates and its and their respective trustees, directors, officers, employees, agents, members, managers, general and limited partners, assignees, equity holders, controlling persons, successors, successors-in-interest, financial and other advisors, attorneys, representatives, accountants and insurers (collectively, the “SKBL Related Parties” and, together with the Kaz Related Parties, the “Related Parties”), from any and all past, present, direct, indirect, individual, class, representative, and derivative liabilities, actions, potential actions, causes of action, rights, losses, obligations, duties, costs, expenses, interest, penalties, sanctions, decrees, matters, cases, claims, suits, debts, dues, sums of money, attorneys’ fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal, state, local, foreign, regulatory, statutory, or common law or rule (including, without limitation, any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of Cove Kaz), known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Transaction Documents; (ii) any breach, non-performance, action or failure to act under the Transaction Documents; (iii) the proposed Transactions, including, without limitation, the events leading to the abandonment of the Transactions and the termination of, and the decision to terminate, the Transaction Agreement or any other Transaction Documents; (iv) any deliberations or negotiations in connection with the proposed Transactions; (v) the consideration proposed to be received by any Person in connection with the proposed Transactions; (vi) any pending or completed financings undertaken by SKBL in connection with the proposed Transactions and fees and expenses incurred by Cove Kaz relating thereto; and (vii) any SEC filings, public filings, periodic reports, press releases, registration statements, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Transactions, including, without limitation, claims under any and all federal securities laws (including, without limitation, those within the exclusive jurisdiction of the federal courts) (with the SKBL Released Claims, the “Released Claims”); provided, however, that the release in this Section 2(b) shall not apply to any provision of the Transaction Agreement that survives termination pursuant to Section 9.2(a) of the Transaction Agreement, as amended by Section 1 of this Agreement.

(c) It is understood and agreed that, except as provided in the provisos to Section 2(a) and Section 2(b), the preceding paragraphs are a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of each of the Parties and their respective Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other, including, without limitation, Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(d) Except as provided in the provisos to Section 2(a) and Section 2(b), and except as required by applicable Law or the rules or regulations of any Governmental Authority, any self-regulatory authority or by the order of any court of competent jurisdiction, each Party, on behalf of itself and its respective Related Parties, hereby covenants to the other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the investigation, filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including, without limitation, a third-party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. For the avoidance of doubt, nothing in this Agreement shall impose on either Party any obligation to defend, indemnify or hold harmless any Person against any claim brought by a third party. The covenants contained in this Section 2 shall survive this Agreement indefinitely regardless of any applicable statute of limitations.

Section 3. Representations of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b) The execution and delivery of this Agreement by such Party do not, and the performance by such Party of the transactions contemplated by this Agreement does not: (i) conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents); or (ii) conflict with or violate any Law or Order applicable to such Party or any of its subsidiaries or any of its or their assets.

Section 4. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Cove Kaz, addressed as follows:

Kaz Resources, LLC
1330 Avenue of the Americas
Ste 23A, 23rd Fl
New York, NY 10019 USA
Attn: Pini Althaus
Email: pini@covecapital.com.au

with a copy (which shall not constitute notice) to:

White & Case LLP
609 Main Street, Suite 2900
Houston, Texas 77002
Attention: Morgan Hollins
Email: morgan.hollins@whitecase.com

If to SKBL, addressed as follows:

Skyline Builders Holding Group Limited
Office A, 15/F, Tower A, Capital Tower,
No. 38 Wai Yip Street, Kowloon Bay, Hong Kong
Attn: Paul E. Mann Executive Chairman
Email: pmann@aspisotopes.com

with a copy (which shall not constitute notice) to:

Loeb and Loeb LLP
345 Park Ave
New York, NY 10154
Attn: Lawrence Venick
Telephone No: (310) 728-5129
Email: lvenick@loeb.com

Section 5. Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

Section 6. Amendments and Waiver. Subject to compliance with applicable Law, this Agreement may be amended, modified or supplemented in any respect only by mutual written agreement of the Parties. Any agreement on the part of a Party to any extension or waiver hereunder shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom, and (d) such terms or other provisions shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement, including, without limitation, the releases of the Released Claims, be consummated as originally contemplated to the fullest extent possible.

Section 8. Applicable Law. This Agreement, and all Actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any choice or conflict of Law principles (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 9. Jurisdiction of Disputes. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any New York state or federal court, for the purpose of any Action arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such action or proceeding except in such courts, (iii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties irrevocably consents to service of process in the manner provided for notices in Section 4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 10. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION AGREEMENT AND ANY OF THE OTHER AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.

Section 11. No Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 12. Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except that each Party acknowledges and agrees that the Kaz Related Parties and the SKBL Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 2 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement.

Section 13. Headings. Headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

Section 14. Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic delivery or otherwise) to the other Party. Signatures to this Agreement executed or transmitted by electronic means will have the same effect as physical delivery of a paper document bearing an original signature.

Section 15. Further Assurances. Each Party shall, and shall cause its subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the termination of the Transaction Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SKBL:

SKYLINE BUILDERS GROUP HOLDING LIMITED

By:	/s/ Paul E. Mann
Name:	Paul E. Mann
Title:	Executive Chairman

[Signature Page to Termination Agreement]

Cove Kaz:

COVE KAZ CAPITAL GROUP LLC

By:	/s/ Pini Althaus
Name:	Pini Althaus
Title:	President

[Signature Page to Termination Agreement]